UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2013

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2013 the Board of Directors (the “Board”) of Questcor Pharmaceuticals, Inc. (the “Company”) added Mr. G. Kelly Martin to the Board.

As a non-employee director, Mr. Martin will receive an annual retainer of $55,000 for his service on the Board. The Company also (i) granted Mr. Martin an option to acquire 6,187 shares of the Company’s common stock at a per share price of $61.598, the closing price of the Company’s common stock on November 8, 2013, and (ii) awarded Mr. Martin 2,812 shares of restricted common stock. These equity awards are of the same type granted to the Board’s other non-employee directors following their election or appointment to the Board.

The Company will enter into its standard indemnification agreement with Mr. Martin, which provides for indemnification to the fullest extent permitted by the California General Corporation Law.

On November 12, 2013, the Company issued a press release announcing the appointment of Mr. Martin to the Board, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2013	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer, and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on November 12, 2013.